Exhibit 99.1

BioTelemetry, Inc. Reports First Quarter 2020 Financial Results
Announces Record Quarterly Revenue

Malvern, PA – May 6, 2020 – BioTelemetry, Inc. (NASDAQ:BEAT), the leading remote medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, today reported results for the quarter ended March 31, 2020.

Quarter Highlights

•	Recognized quarterly revenue of $113.0 million

•	Reached 8.7% year-over-year quarterly revenue growth

•	Achieved 31st consecutive quarter of year-over-year revenue growth

•	Reported quarterly GAAP net income of $7.1 million, or 6.3% of revenue

•	Realized quarterly adjusted EBITDA of $29.5 million, or 26.1% of revenue

President and CEO Commentary

Joseph H. Capper, President and Chief Executive Officer of BioTelemetry, Inc., commented:

“I would like to first express my sincere gratitude to the entire BioTelemetry team and to our many customers, suppliers and partners for their unwavering commitment in providing continuous service as we navigate this crisis.

“In spite of the current challenges, we had an excellent first quarter, during which we grew revenue to a record high of $113.0 million and recorded $29.5 million of adjusted EBITDA. All segments of the business grew and contributed to our 31st consecutive quarter with year-over-year revenue growth.

“When the crisis hit, we made the necessary adjustments to scale back our operating cost structure without dramatically changing our capabilities. Our focus now is to guide the Company through this crisis as efficiently and effectively as possible, while remaining well positioned to meet demand in the event of a rapid recovery. Our excellent financial position will also enable us to continue advancing our business development opportunities.

“In a post-COVID healthcare environment, there will certainly be a greater acceptance of tele-health and remote monitoring solutions. As one of the largest, fastest growing and most profitable connected health companies, we are fortunate to be well ahead of the demand curve and perfectly positioned to capitalize on this opportunity.”

First Quarter Financial Results

Revenue for the first quarter 2020 was $113.0 million compared to $104.0 million for the first quarter 2019, an increase of $9.1 million, or 8.7%.

Gross profit for the first quarter 2020 was $70.5 million, or 62.4% of revenue, compared to $64.8 million, or 62.3% of revenue, for the first quarter 2019.

On a GAAP basis, net income for the first quarter 2020 was $7.1 million, or $0.19 per diluted share, compared to net income of $11.7 million, or $0.32 per diluted share, for the first quarter 2019. The decline in net income was primarily due to an increase in income tax expense, driven by the higher equity compensation deductions in the prior year as compared to the current period.

On an adjusted basis1, net income for the first quarter 2020 was $16.4 million, or $0.45 per diluted share. This compares to adjusted net income of $15.2 million, or $0.42 per diluted share, for the first quarter 2019. Revenue growth is being offset by the impact of the ongoing investments in our sales force and technology. The details regarding adjusted net income are included in the reconciliation tables included in this release.

1 The Company believes that providing non-GAAP financial measures offers a meaningful representation of our performance, as we exclude expenses that are not necessary to support our ongoing business. We also make adjustments to facilitate year over year comparisons. Please refer to our “Reconciliation of GAAP to Non-GAAP Financial Measures” in this release for additional information.

2020 Guidance

In view of the COVID-19 pandemic, BioTelemetry is withdrawing its previous financial guidance issued on February 26, 2020.  Given the uncertain scope and duration of the pandemic, BioTelemetry is unable to estimate the impact of the COVID-19 outbreak on its operations and financial results.

Conference Call

BioTelemetry, Inc. will host an earnings conference call on Wednesday, May 6, 2020, at 5:00 PM Eastern Time. The call will be webcast on the investor information page of our website, www.gobio.com/investors/events. The call will be archived on our website for two weeks.

About BioTelemetry

BioTelemetry, Inc. is the leading remote medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care. We provide remote cardiac monitoring, centralized core laboratory services for clinical trials, remote blood glucose monitoring and original equipment manufacturing that serves both healthcare and clinical research customers. More information can be found at www.gobio.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in our future. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning. Examples of forward-looking statements include statements we make regarding the successful execution of our operating plan, our ability to increase demand for our products and services, to grow our market share and to recover from the impacts of the COVID-19 pandemic, our expectations regarding revenue trends in our segments, and our growth expectations for 2020. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things: our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business; our ability to educate physicians and continue to obtain prescriptions for our products and services; changes to insurance coverage and reimbursement levels by Medicare and commercial payors for our products and services; our ability to attract and retain talented executive management and sales personnel; the commercialization of new competitive products; acceptance of our new products and services, such as our mobile cardiac telemetry patch; the impact of the COVID-19 pandemic; the impact of the October 2019 information technology incident; our ability to obtain and maintain required regulatory approvals for our products, services and manufacturing facilities; changes in governmental regulations and legislation; adverse regulatory actions; our ability to obtain and maintain adequate protection of our intellectual property; interruptions or delays in the telecommunications systems and/or information technology systems that we use; our ability to successfully resolve outstanding legal proceedings; and the other factors that are described in “Part I; Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the factors that are described in “Part II; Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Contact:     BioTelemetry, Inc.
Heather C. Getz
Executive Vice President, Chief Financial and Administrative Officer
800-908-7103
investorrelations@gobio.com

BioTelemetry, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2020	2019
Revenue	$113,031	$103,979
Cost of revenue	42,523	39,201
Gross profit	70,508	64,778
Gross profit %	62.4%	62.3%

Operating expenses:
General and administrative	31,881	27,607
Sales and marketing	13,446	12,440
Credit loss expense	6,020	5,148
Research and development	3,568	3,333
Other charges	2,084	3,070
Total operating expenses	56,999	51,598

Income from operations	13,509	13,180

Other expense:
Interest expense	(2,107)	(2,482)
Loss on equity method investments	—	(32)
Other non-operating income/(expense), net	931	(1,054)
Total other expense, net:	(1,176)	(3,568)

Income before income taxes	12,333	9,612
(Provision for)/benefit from income taxes	(5,224)	2,073
Net income	$7,109	$11,685

Net income per common share:
Basic	$0.21	$0.35
Diluted	$0.19	$0.32

Weighted average number of common shares outstanding:
Basic	34,186	33,654
Diluted	36,589	36,406

BioTelemetry, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
(in thousands)
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$106,845	$68,614
Healthcare accounts receivable, net	74,864	71,851
Other accounts receivable, net	18,727	15,625
Inventory	7,612	5,738
Prepaid expenses and other current assets	5,026	6,505
Total current assets	213,074	168,333

Property and equipment, net	58,330	56,380
Intangible assets, net	125,816	129,596
Goodwill	301,150	301,321
Deferred tax assets	8,547	12,626
Other assets	33,509	17,464
Total assets	$740,426	$685,720

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	25,339	24,198
Accrued liabilities	23,379	27,318
Current portion of finance lease obligations	373	394
Current portion of long-term debt	—	3,844
Total current liabilities	49,091	55,754

Long-term portion of finance lease obligations	272	289
Long-term debt	227,425	190,823
Other long-term liabilities	86,640	71,937
Total liabilities	363,428	318,803

Total equity	376,998	366,917

Total liabilities and equity	$740,426	$685,720

BioTelemetry, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Quarterly Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income Per Share

	Three Months Ended
(Unaudited)	March 31, 2020
(in thousands, except per share data)	Income from operations	Income before income taxes	Net income	Net income per diluted share
GAAP	$13,509	$12,333	$7,109	$0.19
Non-GAAP adjustments:
Other charges (a)	2,084	2,084	2,084	0.06
Acquisition amortization (b)	3,728	3,728	3,728	0.10
Other expense adjustments (c)	—	(532)	(532)	(0.01)
Income tax effect of adjustments (d)	—	—	(2,202)	(0.06)
Impact of NOL utilization (e)	—	—	6,198	0.17
Non-GAAP Adjusted	$19,321	$17,613	$16,385	$0.45

	Three Months Ended
(Unaudited)	March 31, 2019
(in thousands, except per share data)	Income from operations	Income before income taxes	Net income	Net income per diluted share
GAAP	$13,180	$9,612	$11,685	$0.32
Non-GAAP adjustments:
Other charges (a)	3,070	3,070	3,070	0.08
Acquisition amortization (b)	3,262	3,262	3,262	0.09
Income tax effect of adjustments (d)	—	—	(1,212)	(0.03)
(Benefit) of discrete items / NOL utilization (e)	—	—	(1,596)	(0.04)
Non-GAAP Adjusted	$19,512	$15,944	$15,209	$0.42

a.
In the first quarter 2020, other charges of $2.1 million were primarily due to $1.9 million for patent and other litigation and $0.7 million of integration and other non-recurring charges, offset partially by a $0.3 million favorable change in the fair value of acquisition-related contingent consideration and a $0.3 million net credit from insurance proceeds related to our October 2019 information technology incident. In the first quarter 2019, other charges of $3.1 million were primarily due to $1.9 million for integration and restructuring activities related to our acquisitions and $1.0 million for patent and other litigation.

b.
In the first quarter 2020 and 2019, we recognized $3.7 million and $3.3 million of expense, respectively, related to the amortization of acquisition-related intangibles assets. We have excluded this amortization of acquisition-related intangible assets from non-GAAP adjusted net income due to the non-operational nature of the expense. This amortization was recorded as a component of general and administrative expense.

c.
In the first quarter 2020, we had an unrealized foreign exchange gain of $1.0 million and incurred $0.4 million of interest expense related to a portion of the Geneva Healthcare deferred purchase consideration.

d.	Represents the tax effect of the non-GAAP adjustments at the Company’s annual effective tax rate.

e.
After giving effect to taxes at the estimated annual effective tax rate on the adjustments, the utilization of net operating loss carryforwards and exclusion of discrete items had a $6.2 million positive and a $1.6 million negative impact on the first quarter 2020 and 2019, respectively.

BioTelemetry, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Quarterly Non-GAAP Adjusted EBITDA and EBITDA Margin

(Unaudited)	Three Months Ended
	March 31,
(in thousands)	2020	2019
Net income - GAAP	$7,109	$11,685
Provision for/(benefit from) income taxes	5,224	(2,073)
Total other expense, net	1,176	3,568
Other charges	2,084	3,070
Depreciation and amortization expense	10,485	10,021
Stock compensation expense	3,382	2,549
Non-GAAP Adjusted EBITDA	$29,460	$28,820
GAAP Net income as a percentage of revenue	6.3%	11.2%
Non-GAAP Adjusted EBITDA margin	26.1%	27.7%

Quarterly Non-GAAP Free Cash Flow

(Unaudited)	Three Months Ended
	March 31,
(in thousands)	2020	2019
Cash provided by operating activities	$12,703	$17,544
Capital expenditures	(6,984)	(5,334)
Non-GAAP Free Cash Flow	$5,719	$12,210

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release also includes certain financial measures which have been adjusted and are not in accordance with generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures include adjusted income from operations, adjusted income before income taxes, adjusted net income, adjusted net income per diluted share, adjusted EBITDA and free cash flow. In accordance with Regulation G of the Securities and Exchange Commission, we have provided a reconciliation of these Non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP.

These Non-GAAP financial measures are not intended to replace GAAP financial measures. They are presented as supplemental measures of our performance in an effort to provide our stakeholders better visibility into our ongoing operating results and to allow for comparability to prior periods as well as to other companies’ results. Management uses these Non-GAAP financial measures to assess the financial health of our ongoing operating performance. Management encourages our stakeholders to consider all of our financial measures and to not rely on any single financial measure to evaluate our performance.

Adjusted net income for the first quarter 2020 excludes other charges of $2.1 million, $3.7 million of amortization expense related to our acquisition-related intangible assets, $1.0 million of unrealized foreign currency gain, $0.4 million of interest expense related to a portion of the Geneva Healthcare deferred purchase consideration, the tax effect of these adjustments, as well as the impact from the utilization of our net operating loss carryforwards. Adjusted net income for the first quarter 2019 excludes other charges of $3.1 million, $3.3 million of amortization expense related to acquired intangibles, the tax effect of these adjustments, as well as the exclusion of the benefit of discrete tax items. By excluding expenses that are considered unnecessary to support the ongoing business, are nonrecurring in nature or which limit year over year comparability, we believe these Non-GAAP financial measures offer a meaningful representation of our ongoing operating performance. Included in these excluded items are transaction related expenses, primarily legal and professional fees, integration related expenses, primarily severance, patent and other litigation, amortization of acquired intangibles, costs related to the October 2019 information technology incident net of insurance proceeds, costs related to restructuring programs aimed at streamlining operations and reducing future expense, as well as other one-time items. These excluded charges are not part of the ongoing operations, and therefore, not reflective of our core operations. We view patent litigation as an extreme measure not typically required in our industry to protect a company’s intellectual property and which has not been common practice for us. We commenced patent litigation proceedings after we uncovered specific evidence of four distinct cases of misappropriation and infringement. We can choose to resolve the outstanding matters and terminate the expense at any time. We also included the income tax effect of these adjustments.

In addition to adjusted income from operations, adjusted income before income taxes, adjusted net income, adjusted net income per diluted share and free cash flow, we also present adjusted EBITDA. This Non-GAAP financial measure excludes income taxes, total other expense, net, other charges, depreciation and amortization and stock compensation expense. EBITDA is a widely accepted financial measure which we believe our stakeholders use to compare our ongoing financial performance to that of other companies. Adjusting our EBITDA for other charges and other one-time items is a meaningful financial measure as we believe it is an indication of our ongoing operations. In addition, we also add back stock-based compensation expense because it is non-cash in nature. Other companies may calculate adjusted EBITDA in a different manner.